Exhibit 99.1

AeroVironment, Inc. Completes Tomahawk Robotics Acquisition

ARLINGTON, Va., September 18, 2023 – AeroVironment has completed its acquisition of Tomahawk Robotics, a leader in AI-enabled robotic control and integrated communications systems. AeroVironment signed a definitive agreement to purchase Tomahawk Robotics in August for a total purchase price of $120 million to be paid in a mix of cash and stock.

“Now that the acquisition is finalized, we’re able to further integrate both companies’ technologies and accelerate our implementation of AI and autonomy into AeroVironment’s platforms, enabling us to offer the best solutions for our customers’ operational needs,” said Wahid Nawabi, AeroVironment’s Chairman, President and CEO.

Tomahawk Robotics’ flagship AI-enabled control system, Kinesis, is the most widely used solution for common controllers across U.S. DoD and the greater defense industry. Pairing AeroVironment’s unmanned systems with Tomahawk Robotics’ AI-enabled technology will allow warfighters to operate various interconnected robotic solutions on the battlefield and share information between multiple domains and platforms with one common controller.

“We’re thrilled for Tomahawk Robotics’ employees to join AeroVironment and we look forward to welcoming them into our expanding team,” continued Nawabi. “Tomahawk employees will contribute to the growth of our already talented workforce and are joining AeroVironment’s culture of innovation and exploration in which they can continue to develop in their careers.”

Tomahawk Robotics will become part of the Small UAS (SUAS) business unit within AeroVironment’s Unmanned Systems segment. AeroVironment plans to support all existing Tomahawk Robotics customers and Tomahawk’s products will remain platform, market and industry agnostic. AeroVironment also plans to introduce Tomahawk Robotics’ solutions to the company’s growing customer base of more than 55 allied nations.

ABOUT AEROVIRONMENT, INC.

AeroVironment (NASDAQ: AVAV) is a global leader in intelligent multi-domain robotic systems, uncrewed aircraft and ground systems, sensors, software analytics and connectivity. Headquartered in Arlington, Virginia, AeroVironment delivers actionable intelligence so our customers can proceed with certainty. For more information, visit www.avinc.com.

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SAFE HARBOR STATEMENT

Certain statements in this press release may constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the risk that disruptions will occur from the acquisition of Tomahawk Robotics that will harm our business or any acquired business(es); any disruptions or threatened disruptions to our relationships with our distributors, suppliers, customers and employees; the ability to timely and sufficiently integrate Tomahawk Robotics’ operations into our ongoing business and compliance programs; our ability to perform under existing contracts and obtain additional contracts; changes in the regulatory environment; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; failure to develop new products or integrate new technology with current products; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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MEDIA CONTACT

Ashley Riser

AeroVironment, Inc.

+1 (805) 750-6176

pr@avinc.com

INVESTOR CONTACT

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https://investor.avinc.com/contact-us

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